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Exhibit 10.15


                  MODIFICATION & EXTENSION OF TRUST DEED NOTE

         On August 22, 2003, Penge Corporation and Kirk Fischer executed a Note and Trust Deed in favor of Monitor Finance, L.C. and First Capital Funding, L.C. in the amount of $226,469.00. The Trust Deed was recorded August 22, 2003 as Entry No. 030829929 in the records of the Cochise County Recorder. The Trust Deed encumbered the real property described on the attached Exhibit "A". A modification and extension was then executed March 1, 2004.

Penge Corporation and Kirk Fischer hereby acknowledge that the current balance owing is $250,576.86.

The parties hereby modify said Trust Deed Note as follows:

"The balloon date is amended to 711/06."
"A fee of $30,069.22 shall be charged for said extension"

The parties acknowledge that the same terms and conditions of the original Note, extension dated 3/1104, and Trust Deed will remain in force and unchanged with exception of the above modifications.

 Date: January 5, 2005



Kirk      /s/



/s/ Kirk Fischer
---------------------------
Penge Corporation
By: Kirk Fischer
Its: CEO


Monitor Finance, L.C.                   First Capital Funding L.C.
By: Miles C. Pitcher                    By: Derek Oliver
Its: Co-Operating Manager               Its: Member



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                                 Trust Deed Note

$226,449.00                                               Date:  August 22, 2003

         1. PROMISE TO PAY. For value received, Kirk Fischer and Penge Corp., a Nevada Corporation (hereinafter individually referred to as Maker and collectively referred to as makers) each promise to pay to the order of Monitor Finance, L.C., a Utah limited liability company as to an undivided 50% interest and First Capital Funding, L.C., a Utah limited liability company as to an undivided 50% interest (holder), at 3191 North Canyon Road, Provo, Utah 84604, or at such other place as Holder may from time to time designate, in lawful money of the United States of America, the principal sum of TWO HUNDRED TWENTY SIX THOUSAND FOUR HUNDRED FORTY NINE DOLLARS ($226,449.00), or so much of that sum as may be advanced under this Trust Deed Note by the Holder, together with any other advances made pursuant to this Trust Deed Note (collectively the principal Indebtedness), plus interest as computed below along with any other cost, fee or expenditure contemplated herein (the total indebtedness). All of the terms and conditions of that certain Trust Deed, of even date which secures this obligation are hereby incorporated and made a part of this Trust Deed Note.

         2. TERM. This Trust Deed Note calls for a principal reduction. The first principal reduction in the amount of $113,000 shall be due January 2, 2004. The balance shall fully mature on February 15,2004 (the Maturity Date).

         3. INTEREST. The outstanding balance of the Principal Indebtedness shall bear interest from August 22, 2003 until fully paid at a fixed interest rate of eighteen percent (18%) per annum. Interest shall accrue daily on the outstanding balance of the Principal Indebtedness both before and after judgment, and shall be calculated on the basis of a 360-day year. Interest is compounded on a 360-day year simple interest basis by applying the ratio for the annual interest rate over a year of 360 days (365/360), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

         4. PAYMENTS. Interest payments are due on the first of each month beginning September 1, 2003. This Trust Deed Note calls for a balloon payment to become due and payable on the Maturity Date. On the Maturity Date the Total Indebtedness shall be due and payable in full. Checks will constitute payment only when collected. If any payment (installment or balloon) is not made within five (5) calendar days of the due date, a late penalty equal to ten percent (10%) of any such installment/or balloon payment owed hereunder shall automatically be assessed. There shall be no grace period and no further notice shall be required. In the event that a payment date falls on a weekend, or public holiday, payment shall be due and payable the following business day.

         5. ORIGINATION AND DOCUMENT FEES. As part of this transaction, Makers agree to pay to Holder the amount of $11 ,300.00 as an origination fee (the origination Fee).


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Said Origination Fee shall be due and paid by the Makers on August 22, 2003.
Makers also agree to pay all of the costs incurred in documenting, recording and closing this transaction (the documentation Fee). Makers agree that both the Origination Fee and Documentation Fee may be subtracted directly from the principal amount at closing.

         6. HOLDER'S EXPENDITURES. Makers agree to pay on demand any expenditures made by Holder in accordance with the Trust Deed and this Trust Deed Note, including, but not limited to, the payment of taxes, insurance premiums, costs of maintenance and preservation of the collateral, common expense and other assessments relating to the collateral, and attorney fees and costs incurred in connection with any matter pertaining hereto or to the security pledged to secure the Principal Indebtedness or any portion thereof (collectively the Holder Expenditures). At the election of Holder, all Holder Expenditures may be added to the unpaid balance of this Trust Deed Note and become a part of and on a parity with the Principal Indebtedness secured by the Trust Deed and shall accrue interest at such rate as may be computed from time to time in the manner prescribed in this Trust Deed Note.

         7. PREPAYMENT. Makers shall have the right, from time to time and at any time, to prepay all, or any part, of this Trust Deed Note at any time or times prior to the Maturity Date of this note without payment of any premium or penalty. Prepaid Interest will be pro rated if this Note is paid off early.

         8. DEFAULT. Makers will be in default if any of the following happens:
(a) Makers fail to make any payment when due; (b) any Maker breaks any promise Maker has made to Holder, or any Maker fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Trust Deed Note or any agreement related to this Trust Deed Note; (c) any Maker defaults under any loan, extension of credit security agreement, purchase or sales agreement, or any other in favor of any other creditor or person that may materially affect any Maker's property or any Maker's ability to repay this Trust Deed Note or perform Maker's obligations under this Trust Deed Note or any of the Related Documents; (d) any representation or statement made or furnished to Holder by any Maker or on any Maker's behalf is false or misleading in any material respect either now or at the time made or furnished; (e) any Maker dissolves (regardless of whether election to continue is made), any member withdraws from any Maker, any member dies, or any of the members of any Maker becomes insolvent, a receiver is appointed for any part of any Maker's property, any Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by any Maker or against any Maker under any bankruptcy or insolvency laws; (f) any creditor tries to take any of any Maker's property on or in which Holder has a lien or security interest; (g) a material adverse change occurs in any Maker's financial condition, or Holder believes the prospect of payment or performance of the Indebtedness is impaired; (h) Holder in good faith deems itself insecure.

         9. DEFAULT INTEREST RATE. Notwithstanding anything above to the contrary, if default occurs in the payment of any principal, interest, fee or cost, when due, or if any Event of Default occurs hereunder, time being of the essence hereof, if said default remains uncured for five (5) calendar days, thereafter, all outstanding Principal Indebtedness shall bear interest at a default rate of thirty-eight percent (38%) until paid, both before and after


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judgment. If this Trust Deed Note becomes in default or payment is accelerated,
Makers agree to pay to the Holder of the Trust Deed Note all collections costs, including reasonable attorney's fees and legal expenses incurred both before and after judgment, including any bankruptcy proceeding or appeal, in addition to all other sums due under this Trust Deed Note.

         10. APPLICATION OF PAYMENTS. Any and all payments by any Maker under this Trust Deed Note shall be applied as follows: first, to the repayment of any Holder Expenditures advanced by Holder under this Trust Deed Note; second, to the payment of any late charges; third, to the payment of accrued interest on the Principal Indebtedness; and fourth, to the payment of the Principal Indebtedness.

         11. EXTENSION. The time for any payment required under this Trust Deed Note may be extended from time to time at the sole discretion of the Holder. Makers agree to pay to Holder an extension fee in the sum of ten percent (10%) of the Total Indebtedness then outstanding under this Trust Deed Note (the extension Fee). The Extension Fee shall be paid to Monitor Finance, L.C., at 3191 North Canyon Road, Provo, Utah 84604. In addition to the Extension Fee, Makers further agree to pay any and all documentation and recording costs incurred in the preparation of said extension. Both the Extension Fee and the extension documentation costs shall be due and payable at the time the extension is executed. Acceptance by Holder of any additional security or guarantees for the performance of the terms and provisions contained in this Trust Deed Note shall not in any way affect the liability of an individual Maker.

         12. GOVERNING LAW. This Trust Deed Note has been delivered to Holder in the State of Utah. If there is a lawsuit, Makers agree upon Holder's request to submit to the jurisdiction of the courts of Utah County, the State of Utah. This Trust Deed Note shall be governed by and construed in accordance with the laws of the State of Utah.

         13. JOINT AND SEVERAL LIABILITY. In the event this Trust Deed Note is executed, endorsed, guaranteed or assumed by more than one person, corporation, or any other entity, all of the parties shall be jointly and severally liable and do hereby waive presentment, demand, protest and notice of non-payment and of protest. Furthermore, each of the parties hereto agrees that his, her or its obligation shall continue in full force and effect notwithstanding the death, bankruptcy (or commencement thereof), dissolution or release of any other party and notwithstanding the taking or release of other or additional security and notwithstanding any waiver, amendment or modification (including, but not limited to, extensions of time or perforn1ance) by the holder of this Trust Deed Note as to the obligations under this Trust Deed Note or under any other Loan Document of any of the other parties, with or without notice. Without limiting the generality of the foregoing, each of the parties to this Trust Deed Note agree that a separate action or actions may be brought against him, her or it, whether or not such action is brought against any of the other parties to this Trust Deed Note.

         14. INTEREST LIMITATION. All agreements between the parties to this Trust Deed Note and the Holder of this Trust Deed Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or advancement of the proceeds of the loan evidenced by this Trust Deed Note, acceleration of maturity of the Loan, or otherwise shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned under this Trust Deed Note exceed the maximum interest rate


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permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision of this Trust Deed Note or of any other agreement between the parties to this Trust Deed Note and the Holder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity. In the event that any payment is received by the Holder of this Trust Deed Note which would otherwise be ,deemed to by a payment of interest in excess of the maximum allowed by law, such payment shall be deemed to have been paid on account of principal at the time of receipt. This provision shall never be superseded or waived and shall control every other provision of the Trust Deed Note and all agreements between the parties and the holder of this Trust Deed Note.

         15. GENERAL PROVISIONS. Both Holder and Maker acknowledge and agree that any and all monies provided by Holder to Maker pursuant to the terms hereof are for a business purpose. Holder may delay or forego enforcing any of its rights or remedies under this Trust Deed Note without losing them. Upon any change in the terms of this Trust Deed Note, and unless otherwise expressly stated in writing, no party who sign this Trust Deed Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Holder may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Holderis security interest in the collateral; and take any other action deemed necessary by Holder without the consent of or notice to anyone. All such parties also agree that Holder may modifY this Trust Deed Note without the consent of or notice to anyone other than the party with whom the modification is made.

          DATED this _ day of _____________________, 2003.

                                        MAKERS:





                                        Penge Corporation

                                             By: __________________________

                                             Its:__________________________




                                        ____________________________________
                                        Kirk Fischer- Individually